SECOND AMENDMENT TO SENIOR SECURED NOTE
                         AND WARRANT PURCHASE AGREEMENT.

     This is the second amendment (the "Second Amendment") dated April 11, 2003 among Castletop Capital, L.P. ("Castletop"), Measurement Specialties, Inc. ("MSI") and IC Sensors, Inc. ("ICS") to the Purchase Agreement (as hereinafter defined).

BACKGROUND

     A. Castletop and MSI are party to a Senior Secured Note and Warrant Purchase Agreement dated October 31, 2002 as amended by the Amendment to Senior Secured Note, Senior Secured Note and Warrant Purchase Agreement and Security Documents dated January 31, 2003 (the "First Amendment", Senior Secured Note and Warrant Purchase Agreement dated October 31, 2002 as amended is hereinafter referred to as the "Purchase Agreement").

     B. On October 31, 2002 MSI issued its Senior Secured Note in the original amount of $9,300,000. In connection with a principal repayment of $7,300,000 MSI and Castletop entered into an Allonge dated January 31, 2003 (collectively the original note as amended by the Allonge is referred to herein as the "Note").

     C. To secure the obligations of MSI to Castletop, MSI executed and delivered a Security Agreement dated October 31, 2002 which has been amended by the First Amendment (the "MSI Security Agreement") under which it granted a lien on the assets of MSI listed therein.

     D. To induce Castletop to purchase the Note from MSI, ICS issued its guaranty dated October 31, 2002 (the "ICS Guaranty") of the obligations of MSI to Castletop and executed and delivered a Security Agreement dated October 31, 2002 which has been amended by the First Amendment (the "ICS Security Agreement"; collectively with the MSI Security Agreement, the "Security Documents") under which it granted a lien on the assets of ICS listed therein.

     E.   MSI,  ICS  and Fleet Capital Corporation ("Fleet") have entered into a
          Loan and Security Agreement dated January 31, 2003 (as hereafter amended, modified or revised, the "Fleet Loan Agreement") under which, among other things, Fleet agreed under certain circumstances to lend up to $15,000,000 to MSI and ICS. A portion of the proceeds of the Fleet Loan Agreement were used in January 2003 to reduce the obligations owed by MSI to Castletop to an amount of $2,000,000.

     F. Castletop, MSI and ICS are entering into this Second Amendment to further amend the Purchase Agreement to reflect an additional advance by Castletop to MSI of $3,000,000.

     ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:


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A.   DEFINED  TERMS

     Capitalized terms defined in the preamble and background shall have the meanings so assigned. Capitalized terms not otherwise defined shall have the meaning assigned those terms in the Purchase Agreement.

B.   AMENDMENT  TO  SENIOR  SECURED  NOTE

     The Note is amended by the Second Allonge to Promissory Note attached as Exhibit A.

C.   AMENDMENT  TO  PURCHASE  AGREEMENT

     All references to the "Note" shall be deemed to refer to the Note as further amended by the Second Allonge of even date.

     Funds advanced by the Initial Holder in connection with the Second Allonge shall be used by MSI to fund the payment of premiums on a policy of Directors and Officers Liability Insurance.

D.   CONDITIONS  TO  EFFECTIVENESS

     This Second Amendment is conditioned on the following: (1) the execution and delivery of this Second Amendment and the Second Allonge by Castletop, MSI and ICS, as applicable, (2) the execution and delivery of an amendment to the Fleet Loan Agreement and the subordination agreement between Fleet and Castletop permitting MSI to borrow the additional $3,000,000 contemplated hereunder, and
(3)  the  receipt  by  MSI  of  $3,000,000  from  Castletop.

E.   REPRESENTATIONS  AND  WARRANTIES.

     MSI and ICS represent and warrant to Castletop that: (i) they have the power, and have taken all necessary action to authorize, execute and deliver this Second Amendment and the Allonge and perform their obligations in accordance with the terms hereunder, (ii) this Second Amendment is the legal, valid and binding obligation of MSI and ICS enforceable against them in accordance with their terms without any offsets, counterclaims or defenses,
(iii) the execution, delivery and performance of this Second Amendment by MSI and ICS will not (a) require any governmental approval or any other consent or approval, or (b) violate, conflict with, result in a breach of, constitute a default under any agreement to which it is a party, or result in or require the creation of any lien upon any of their assets, (iv) no Event of Default has occurred and is continuing, and (v) the financial and other information provided by MSI and ICS to Castletop in connection with their request that Castletop enter into this Second Amendment is true and correct in all material respects including information regarding the Directors & Officer's Liability Insurance and the status of the various litigation matters against MSI for which MSI claims coverage under such insurance.

F.   GENERAL  PROVISIONS

     1.   INTEGRATION.

     This Second Amendment constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.


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     2.   SEVERABILITY.

     If any provision of this Second Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Second Amendment in any other jurisdiction.

     3.   GOVERNING  LAW;  SUCCESSORS  AND  ASSIGNS.

     This Second Amendment is governed by the laws of the State of Texas and is binding upon MSI, ICS and Castletop and their respective successors and/or assigns, as the case may be.

     4.   COUNTERPARTS.

     This Second Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, on the date first above written.

                              Measurement  Specialties,  Inc.
                              IC  Sensors,  Inc.

                              By:  /s/  John  Hopkins
                                   --------------------------
                                   John  Hopkins
                                   Chief  Financial  Officer

                              Agreed  to:
                              Castletop Capital, L.P.
                              By Castletop Capital Management, L.P. its general partner
                              By Castletop Capital GP, LLC its general partner

                              By:  /s/  Alan  Topfer
                                   --------------------------
                                   Name:  Alan  Topfer
                                   Title:  Managing  Director


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
                                    Exhibit A

                        SECOND ALLONGE TO PROMISSORY NOTE

     THIS ALLONGE TO PROMISSORY NOTE ("Allonge") is made as of April __, 2003 by and between Measurement Specialties, Inc. (the "Maker") and Castletop Capital, L.P. (the "Payee").
WHEREAS:

     On October 31, 2002 the Maker executed and delivered to the order of the Payee its Note (the "Note") in the original principal amount of nine million three hundred thousand dollars ($9,300,000) to evidence the obligations of the Maker to the Payee. On January 31, 2003 the Maker and the Payee executed an Allonge (the "First Allonge") to the Note to reflect certain changes in the interest rate and repayment terms in connection with the reduction of the amount of the Note from $9,300,000 to $2,000,000 resulting from the partial repayment of same.

     The Payee has agreed to advance an additional $3,000,000 to the Maker which additional amount is to bear interest at the same rate and mature at the same time as the Note as amended by the First Allonge. The parties are executing this Allonge to reflect such increased amount.

     NOW,  THEREFORE,  the  Note  is  amended  and  revised  as  follows:

     1. The principal amount of the Note shall be increased by $3,000,000 to $5,000,000.

     2. This Allonge may be executed in counterparts, such counterparts together constituting but one and the same agreement. In the event of any conflict or inconsistency between the Note and this Allonge, this Allonge shall control. This Allonge shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law. Except as provided herein, the terms and provisions and covenants of the Note are in all other respects hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, the Maker has executed this Allonge as of the day and year first above written.

                       Measurement  Specialties,  Inc.

                       By:  do  not  sign
                       --------------------------------
                       John  Hopkins
                       Chief  Financial  Officer

                       Agreed  to:
                       Castletop  Capital,  L.P.
                       By Castletop Capital Management, L.P. its general partner By Castletop Capital GP, LLC its general partner

                       By:  do  not  sign
                       --------------------------------
                          Name:
                          Title:


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